EXHIBIT 99.(a)(xvi)

LORD ABBETT SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

LORD ABBETT SERIES FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation presently has authority to issue 1,300,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), having an aggregate par value of $1,300,000. The Board of Directors has previously classified and designated the Corporation’s shares of Common Stock as follows:

Series and Class	Number of Shares

Bond Debenture Portfolio	200,000,000
Dividend Growth Portfolio	50,000,000
Developing Growth Portfolio	50,000,000
Fundamental Equity Portfolio	110,000,000
Growth & Income Portfolio - Variable Contract Class	200,000,000
Growth & Income Portfolio - Pension Class	50,000,000
Growth Opportunities Portfolio	110,000,000
Mid Cap Stock Portfolio	200,000,000
Short Duration Income Portfolio – Class VC	200,000,000
Total Return Portfolio	130,000,000

SECOND: In accordance with § 2-105(c) of the Maryland General Corporation Law, the total number of shares of Common Stock that the Corporation shall have the authority to issue is hereby increased from 1,300,000,000 shares of Common Stock, par value $.001 per share, to 1,450,000,000 shares of Common Stock, par value $.001 per share, having an aggregate par value of $1,450,000.

THIRD: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation under Article V of the charter of the Corporation (the “Charter”), 50,000,000 newly authorized but unclassified and unissued shares of Common Stock are hereby classified as additional Class VC Shares of the Short Duration Income Portfolio and 100,000,000 newly authorized but unclassified and unissued shares of Common Stock are hereby classified as Class I Shares of the Short Duration Income Portfolio.

FOURTH: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified in Article Third above shall be invested in the same investment portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth in Article V of the Charter and shall be subject to all other provisions of the Charter relating to stock of the Corporation generally.

FIFTH: Following the increase in authorized shares and classification of shares of Common Stock as specified in Articles Second and Third above, the Corporation has authority to issue 1,450,000,000 shares of Common Stock, par value $.001 per share, having an aggregate par value of $1,450,000. The authorized shares of Common Stock are classified and designated as follows:

Series and Class	Number of Shares

Bond Debenture Portfolio	200,000,000
Dividend Growth Portfolio	50,000,000
Developing Growth Portfolio	50,000,000
Fundamental Equity Portfolio	110,000,000
Growth & Income Portfolio - Variable Contract Class	200,000,000
Growth & Income Portfolio - Pension Class	50,000,000
Growth Opportunities Portfolio	110,000,000
Mid Cap Stock Portfolio	200,000,000
Short Duration Income Portfolio – Class VC	250,000,000
Short Duration Income Portfolio – Class I	100,000,000
Total Return Portfolio	130,000,000

SIXTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended. The total number of shares of Common Stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with § 2-105(c) of the Maryland General Corporation Law. The shares of Common Stock hereby classified or reclassified as specified above have been duly classified by the Board of Directors under the authority contained in the Charter.

SEVENTH: Pursuant to § 2-208.1(d)(2) of the Maryland General Corporation Law, these Articles Supplementary shall become effective on May 1, 2026, at 12:02 a.m., Eastern Time.

EIGHTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signature page follows-

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on April 7, 2026.

LORD ABBETT SERIES FUND, INC.

By:	/s/ Christian Corkery
Name: Christian Corkery
Title: Vice President

ATTEST:

/s/ Jannet Jassi

Name: Jannet Jassi

Title: Assistant Secretary

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